Exhibit 13 (b)(iii)


              TRANSFER AGENT INTERACTIVE CLIENT SERVICES AGREEMENT


          AGREEMENT made as of October 13, 2003 (the "Effective Date") by and between ALPS Mutual Funds Services, Inc., a Colorado corporation, having its principal place of business at 1625 Broadway, Suite 2200, Denver, Colorado 80202 ("ALPS") and the Westcore Trust, a Massachusetts business trust (the "Trust") having its principal place of business at 1625 Broadway, Suite 2200, Denver, Colorado 80202. ALPS and the Trust are together referred to herein as the "Parties" and individually as the "Party".

          WHEREAS, ALPS is a provider of transfer agency services to the mutual fund industry utilizing proprietary and licensed computer software programs to allow shareholders to access their account information and real-time transaction processing.

          WHEREAS, the Trust desires to utilize ALPS' Interactive Client Services ("ICS") to provide the Trust's shareholders with access to shareholder account information and real-time transaction processing capabilities in accordance with the terms of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

          The following definitions shall apply to this Agreement. Additional terms may be defined in the Agreement and in the exhibits, which describe the ICS to be provided by ALPS for the Trust.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

         "Fund(s)" shall mean the various registered investment companies (mutual funds) for which the Trust has designated to participate in ICS, and as listed on Schedule 1, attached hereto.

         "Investment Company Web Site" shall mean the collection of electronic documents or pages residing on the computer system of an Internet Service Provider ("ISP") hired by Trust connected to the Internet and accessible by hypertext link through the World Wide Web, where Persons may view information about the Funds and access the various Transaction screens provided by Trust.

         "Person"   shall   mean  an   individual,   corporation,   partnership,
association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Security Procedures" shall mean the procedures, including the use of encryption technology, implemented for purposes of protecting the integrity, confidentiality or secrecy of, and the unauthorized interception, corruption, use of, or access to, any data or information transmitted via ICS.

         "Transactions" shall mean account inquiries, purchases, redemptions through Automated Clearing House, fed wire, or check to the address of record for the Fund account, exchanges and other transactions offered through ICS.

         "User(s)" shall mean record owners or authorized agents of record owners of shares of a Fund, including brokers, investment advisors and other financial intermediaries.

                                   ARTICLE II

                             USE OF ICS BY THE TRUST
                             -----------------------

         Section 2.1 Selection of ICS, ALPS will perform, and the Trust has selected, the ICS services described on Exhibit A attached to this Agreement.

         Section 2.2 Responsibilities of ALPS. During the Term and subject to the provisions of this Agreement, ALPS shall, at its expense (unless otherwise provided for herein): (i) provide, or hire other Persons to provide, all computers, telecommunications equipment and other equipment and software reasonably necessary to develop and maintain the ICS; and (ii) deliver a monthly billing report to the Trust, which shall include a report of Transactions, by type, processed through ICS.

         Section 2.3 Responsibilities of the Trust. During the Term and subject to the provisions of this Agreement, the Trust shall at its expense (unless otherwise provided for herein) fulfill the Trust obligations, if any, set forth in Exhibit A to this Agreement.

         Section 2.4 Change in Designated Funds. Upon thirty (30) days prior notice to ALPS, the Trust may change the Funds designated to participate in ICS by delivering to ALPS, in writing, a revised list of participating Funds.

         Section 2.5 Scope of ALPS' Obligations. ALPS shall at all times use reasonable commercial efforts in performing ICS under this Agreement. In the absence of willful misconduct, knowing violations of applicable law, reckless disregard of its duties under this Agreement, or negligence on its part in the performance of ICS, ALPS shall not be liable for any loss or damage suffered in connection with the use of the ICS under this Agreement. With respect to those actions or services delineated in Exhibit A and all other instructions given to ALPS by the Trust, ALPS shall be presumed to have exercised reasonable commercial efforts if it has acted in accordance with Exhibit A and other instructions provided by the Trust. With respect to any claims for losses, damages, costs or expenses which may arise directly or indirectly from Security Procedures which ALPS has implemented or omitted, ALPS shall be presumed to have used reasonable commercial efforts if it has followed, in all material respects, at least those Security Procedures described in Exhibit B to this Agreement. ALPS may, but shall not be required to, modify such Security Procedures from time to time to the extent it believes, in good faith, that such modifications will enhance the security of ICS. All data and information transmissions via ICS are for informational purposes only, and are not intended to satisfy regulatory requirements or comply with any laws, rules, requirements or standards of any federal, state or local governmental authority, agency or industry regulatory body, including the securities industry, which compliance is the sole responsibility of the Trust and each Fund. The Trust acknowledges and agrees that its Users are responsible for verifying the accuracy and receipt of all data or information transmitted via ICA. The Trust is responsible for advising its Users of their responsibility for promptly notifying the Funds' transfer agent of any errors or inaccuracies relating to shareholder data or information transmitted via ICS.

                                   ARTICLE III

                                      FEES
                                      ----

         As consideration for the performance by ALPS of the ICS, the Trust will pay ALPS the fees as set forth on Exhibit C to this Agreement.


                                   ARTICLE IV

                               PROPRIETARY RIGHTS
                               ------------------

         Section 4.1 ALPS' Property. The Trust acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, trade secrets, proprietary information or distribution and communication networks of ALPS. Any software ALPS provides to the Trust pursuant to this Agreement shall be used by the Trust only during the term of this Agreement and only in accordance with the provisions of this Agreement to provide connectivity to and through ALPS, and shall not be used by the Trust to provide connectivity to or through any other system or Person. Any interfaces and software developed by ALPS shall not be used to connect the Trust to any transfer agency system or any other Person without ALPS' prior written approval. Except with ALPS' consent or in conformity with Federal copyright laws, the Trust shall not copy, decompile or reverse engineer any software provided to the Trust by ALPS. The Trust also agrees not to take any action which would mask, delete or otherwise alter any of ALPS' on-screen disclaimers and copyright, trademark and service mark notifications provided by ALPS, in writing, from time to time, or any "point and click" features relating to User acknowledgment and acceptance of such disclaimers and notifications.

         Section 4.2 Investment Company Web Site. The web pages that make up the Investment Company Web Site contain intellectual property, including, but not limited to, copyrighted works, trademarks, and trade dress, that is the property of the Trust. The Trust retains all rights in the intellectual property that resides on the Investment Company Web Site, not including any intellectual property provided by or otherwise obtained from ALPS. To the extent that the intellectual property of the Trust is duplicated within the ALPS Web Site to replicate the "look and feel," trade dress or other aspect of the appearance or functionality of the Investment Company Web Site, the Trust grants to ALPS a non-exclusive, non-transferable license to such intellectual property for the duration of this Agreement. This license is limited to the intellectual property of the Trust needed to replicate the appearance of the Investment Company Web Site and does not extend to any other intellectual property owned by the Trust.

         Section 4.3 IP Warranty. Except with respect to the design and graphical elements and Web pages provided to ALPS by the Trust, ALPS warrants to Trust that ALPS owns or has sufficient license or other legal rights in all software and intellectual property used by ALPS at its facilities to provide the ICS, and such use by ALPS does not infringe or otherwise violate the U.S. copyrights of any other party. In the event one or more ICS' are not useable by Customer as a result of a breach of the foregoing warranty, then ALPS will use reasonable commercial efforts to: (a) procure for the Trust the right to continue using the ICS or infringing portion thereof, or (b) modify the ICS so that it becomes non-infringing but has substantially the same capabilities, or
(c) replace the ICS or infringing part thereof by other systems of similar capability within a reasonable period of time under the circumstances. If ALPS is not able to satisfy the foregoing requirements, then, as its sole remedy, Trust will be entitled to terminate this Agreement immediately.


                                    ARTICLE V

                              TERM AND TERMINATION
                              --------------------

         Section 5.1 Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect for twelve (12) months following the Effective Date (the "Initial Term"). This Agreement shall automatically renew at the end of the Initial Term for additional, successive twelve (12)-month terms (each, a "Renewal Term") unless terminated by either party on not less than sixty (60) days prior written notice to the other party. The Initial Term and any Renewal Term(s) are referred to herein as the Term.

         Section 5.2 Termination. Throughout the Term, either Party shall have the right to terminate this Agreement on written notice to the other Party of the other Party's material breach of this Agreement and such Party's failure to cure such breach within thirty (30) days. This Agreement shall automatically terminate upon the termination of the Transfer Agency Agreement between the Trust and ALPS.

         Section 5.3 Effect of Termination. In the event of a termination under the provisions of this Article V, the Parties will have no continuing obligations to one another other than the obligation to return to one another the confidential or proprietary materials of the other in their possession.

                                   ARTICLE VI

                     INDEMNIFICATION; LIABILITY LIMITATIONS
                     --------------------------------------

         Section 6.1 No Other Warranties. Except as otherwise expressly stated in section 2.5 of this Agreement, the ICS and all software and systems described in this Agreement and its Exhibits are provided "as-is," on an "as available" basis, and ALPS hereby specifically disclaims any and all representations or warranties, express or implied, regarding services provided by ALPS hereunder, including any implied warranty of title, merchantability or fitness for a particular purpose and implied warranties arising from course of dealing or course of performance.

         Section 6.2 Limitation of Liability. Under no circumstances shall ALPS be liable for indirect, incidental, consequential, special, exemplary or punitive damages (even if ALPS has been advised of or has foreseen the possibility of such damages), arising from the use or inability to use the ICS or under any provision of this Agreement, such as, but not limited to, loss of revenue or anticipated profits or lost business. Without limiting any of the foregoing terms of this Section, in no event shall ALPS be liable under this Agreement in tort or otherwise for an amount exceeding the aggregate fees actually received by ALPS pursuant to Article III during the most recent Term of this Agreement.

         Section 6.3 Indemnity. The Trust hereby indemnifies and holds ALPS harmless from, and shall defend it against any and all claims, demands, costs, expenses and other liabilities, including reasonable attorneys' fees, arising in connection with the use of, or inability to use, the ICS by any User, except to the extent such liabilities result directly from the negligence or intentional misconduct of ALPS in the performance of the ICS.


                                   ARTICLE VII

                                 CONFIDENTIALITY
                                 ---------------

         Section 7.1 Confidential Information. Each of the Parties hereby acknowledges that in the course of performing its obligations hereunder, the other may disclose to it certain information and know-how of a technical, financial, operational or other sort, that is nonpublic and otherwise confidential or proprietary to the disclosing Party. This Agreement, and in particular, all ALPS' Security Procedures and fee schedules, shall be considered confidential and proprietary. Each Party acknowledges that any such proprietary or confidential information disclosed to it is of considerable commercial value and that the disclosing Party would likely be economically or otherwise disadvantaged or harmed by the direct or indirect use or disclosure thereof, except as specifically authorized by the disclosing Party. Each Party therefore agrees to keep in strict confidence all such information that may from time to time be disclosed to it, and agrees not to use such information except as expressly permitted hereby or to disclose such information to any third Party for any purpose without the prior consent of the other. The provisions of this
Section 7.1 shall not apply to any information if and to the extent it was (i) independently developed by the receiving Party as evidenced by documentation in such Party's possession, (ii) lawfully received by it free of restrictions from another source having the right to furnish the same, (iii) generally known or available to the public without breach of this Agreement by the receiving Party or (iv) known to the receiving Party free of restriction at the time of such disclosure. The Parties agree that immediately upon termination of this Agreement, without regard to the reason for such termination, the Parties shall forthwith return to one another all written materials and computer software, which are the property of the other Party.

         Section 7.2 Specific Performance. Each of the Parties agrees that the non-breaching Party would not have an adequate remedy at law in the event of the other Party's breach or threatened breach of its obligations under Section 7.1, and that the non-breaching Party would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event either Party breaches or threatens to breach the obligations set forth in Section 7.1, in addition to and not in lieu of any legal or other remedies such Party may pursue hereunder or under applicable law, each Party hereby consents to the granting of equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefor, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, a Party's ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief.


                                  ARTICLE VIII

                                  FORCE MAJEURE
                                  -------------

         The Trust acknowledges that the Internet is an insecure, unstable, unregulated, unorganized and unreliable environment, and that the ability of ALPS to deliver ICS is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers and encryption system developers and other vendors and third parties. ALPS shall not be liable for any delays or failures to perform any of its obligations hereunder to the extent that such delays or failures are due to circumstances beyond its reasonable control, including acts of God, strikes, riots, acts of war, power failures, functions or malfunctions of the Internet, telecommunications services, firewalls, encryption systems and security devices, or governmental regulations imposed after the date of this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

         Section 9.1 Governing Law; Jurisdiction. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the state of Colorado, without reference to the conflict of laws provisions thereof.

         Section 9.2 Headings. Headings used herein are for convenience of reference only, and shall not be used in the construction or interpretation hereof.

         Section  9.3   Counterparts:   This   Agreement   may  be  executed  in
counterparts, all of which together shall be deemed one and the same Agreement.

         Section 9.4 Parties' Independent Contractors. The Parties to this Agreement are and shall remain independent contractors, and nothing herein shall be construed to create a partnership or joint venture between them, and none of them shall have the power of authority to bind or obligate the others in any manner not expressly set forth herein.

         Section 9.5 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby unless either of the Parties shall, in its reasonable determination, conclude that it shall be materially prejudiced by such holding of invalidity, illegality or unenforceability, in which case such Party may terminate this Agreement by thirty (30) days written notice to the other.

         Section 9.6 No Waiver. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the Party claimed to have waived or consented. Any consent by any Party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

         Section 9.7 Assignment. Neither this Agreement nor all or any of the rights and obligations of either Party hereunder shall be assigned, whether by agreement or by operation of law to any Person other than an Affiliate of the assigning Party, without the prior written consent of the other Party, and any attempt to do so shall be void. No such permitted assignment shall relieve the assigning Party of its obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the respective successors, permitted assigns and legal representatives of the Parties hereto.

         Section 9.8 Notices. All notices, requests or communications required hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery, if delivered personally against written receipt, (ii) three (3) days after posting by certified mail, postage prepaid, return receipt requested,
(iii) upon confirmed receipt, if delivered by telecopier or (iv) the next day if delivered by a recognized overnight commercial courier, such as Federal Express or Airborne, addressed in each instance to the Parties at the addresses set forth below the signatures of the parties at the end of this Agreement (or at such other addresses as shall be given by either of the Parties to the other in accordance with this Section 9.8).

         Section 9.9 Massachusetts Business Trust. The names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Amended and Restated Declaration of Trust dated November 19, 1987 as amended July 16, 1990 and as may be further amended from time to time which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

         Section 9.10 Entire Agreement. This Agreement and its Exhibits together constitute the complete understanding and agreement of the Parties with respect to the subject matter hereof, and shall supersede all prior communications with respect thereto. They may not be modified, amended or in any way altered, except in a writing signed by both Parties. No agent of any Party hereto is authorized to make any representation, promise or warranty inconsistent with the terms hereof.

         IN WITNESS WHEREOF, the Parties hereto have set their hands by their authorized representatives as of the year and date first written above.

ALPS MUTUAL FUNDS SERVICES, INC.

By:         /s/ JEREMY O. MAY
   --------------------------------------------------------------------
Name:           Jeremy O. May
Title:          Senior Vice President
Address:        1625 Broadway, Suite 2200
                Denver, Colorado 80202
Telephone:      303.623.2577
Facsimile:      303.623.7850

WESTCORE TRUST

By:         /s/ JASPER FRONTZ
   --------------------------------------------------------------------
Name:           Jasper Frontz
Title:          Treasurer
Address:        1225 17th Street, 26th Floor, Denver, CO 80202
Telephone:      303 312 5000
Facsimile:      303 312 4900

                                   SCHEDULE 1
                                  LIST OF FUNDS

Black Rock Money Market Portfolio

Growth Fund

Plus Bond Fund

MIDCO Growth Fund

Blue Chip Fund

Small Cap Opportunity Fund

Flexible Income Fund

Colorado Tax Exempt Fund

Mid Cap Opportunity Fund

International Frontier Fund

Select Fund